As filed with the Securities and Exchange Commission on October 6, 2000

                                                     REGISTRATION NO.  333-87075
                                                     REGISTRATION NO.

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   -----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM SB-2
                                       AND
                       REGISTRATION STATEMENT ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------
                             MDI ENTERTAINMENT, INC.

             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                                                 73-1515699
   (State or jurisdiction                                      (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                                 201 ANN STREET
                           HARTFORD, CONNECTICUT 06103
                                 (860) 527-5359

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)


                          STEVEN M. SAFERIN, PRESIDENT
                                 201 ANN STREET
                           HARTFORD, CONNECTICUT 06103
                                 (860) 527-5359

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)


                                   Copies to:

                              KENNETH R. KOCH, ESQ.
               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                                 CHRYSLER CENTER
                                666 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                      (212) 935-3000 / (212) 983-3115 (FAX)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |_|

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. |X|

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.|_| IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. |_|


                                           CALCULATION OF REGISTRATION FEE

==================================== ================= ===================== =================== ===================
                                                             PROPOSED             PROPOSED
                                                             MAXIMUM              MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO            OFFERING            AGGREGATE
    SECURITIES TO BE REGISTERED             BE                PRICE               OFFERING           AMOUNT OF
                                        REGISTERED          PER SHARE              PRICE          REGISTRATION FEE
------------------------------------ ----------------- --------------------- ------------------- -------------------
------------------------------------ ----------------- --------------------- ------------------- -------------------
Common Stock, par value $.001          1,461,942(2)(3)        $3.25            $4,751,312              $1,254(4)
per share (1)

------------------------------------ ----------------- --------------------- ------------------- -------------------
==================================== ================= ===================== =================== ===================


(1) Includes shares of common stock underlying warrants and a convertible subordinated debenture.

(2) Determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of fluctuating market prices, solely for the purpose of calculating the registration fee.

(3) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registrant hereby registers such additional shares as may be issuable pursuant to certain anti-dilution provisions of the warrants and convertible subordinated debenture.

(4) MDI has already paid $810 of registration fees in connection with the registration of 2,027,000 shares of common stock on Form SB-2 (Reg. No. 333-87075). Of such shares, 792,965 shares are being registered herein.




The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                 SUBJECT TO COMPLETION, DATED OCTOBER 6, 2000

PROSPECTUS
----------

                             MDI ENTERTAINMENT, INC.

                                 201 ANN STREET
                           HARTFORD, CONNECTICUT 06103

                             (860) 527-5359 (PHONE)
                              (860) 527-5920 (FAX)

                        1,461,942 SHARES OF COMMON STOCK

         Certain stockholders of MDI Entertainment, Inc. are offering and selling up to 1,461,942 shares of MDI's common stock under this prospectus. Of such shares, 13,205 shares are issuable upon the exercise of warrants and 375,000 shares are issuable upon conversion of a convertible subordinated debenture, in the principal amount of $750,000, due 2009. See the "Plan of Distribution" on page 11.

         We will not receive any proceeds from the sale of the common stock by the selling stockholders.

         Information concerning the selling stockholders may change from time to time and will be set forth in supplements to this prospectus.

         Nasdaq SmallCap Market-- "LTRY"

         On October 2, 2000, the closing bid price of the common stock as reported by the Nasdaq SmallCap Market was $3.625.

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is __________, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.
WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               PROSPECTUS SUMMARY

         You should read all of this prospectus, especially the section "Risk Factors" starting on page 4, and the current public information and audited financial statements described in "Where You Can Find More Information" on page 13 of this prospectus, before deciding whether to purchase the common stock offered in this prospectus.

                       SUMMARY OF MDI ENTERTAINMENT, INC.

         We specialize in creating, marketing and implementing entertainment-based promotions to North American lotteries. Our principal business has been the scratch ticket segment of the government lottery industry, although we have run on-line entertainment-based promotions with a lotto and daily numbers type games featuring one of our licensed properties. Our lottery promotions feature well-known brand names and entertainment properties licensed to us and designed to attract new lottery players while providing a new experience for existing lottery players. Our current promotions feature a wide variety of such brand names and entertainment properties including:

         o       Wheel of Fortune(R)
         o       Jeopardy(TM)
         o       Harley-Davidson(R)
         o       Twilight Zone(TM)
         o       Times Square 2000(TM)
         o       Betty Boop(TM)
         o       Louisville Slugger(R)
         o       Dick Clark's American Bandstand(R)
         o       The Nashville Network(R)/TNN
         o       Country Music Television(R)/CMT
         o       Heroes of Space(TM)
         o       James Bond 007(TM)
         o       The Pink Panther(TM)
         o       The Outer Limits(TM)
         o       Dale Earnhardt(R)
         o       Dale Earnhardt, Jr.(R)
         o       Jeff Burton(R)
         o       Mark Martin(R)
         o       Bill Elliott(R)
         o       Matt Kenseth(R)
         o       Let's Get Ready To Rumble(R)
         o       Hummer(R)
         o       Sports Legends(R)
         o       Ray Charles(R)
         o       SPAM(R)

         o       CowParade(R)
         o       Hollywood Sign(TM)and Hollywood Walk of Fame(TM)
         o       Elvis Presley(R)

         Prizes awarded in our promotions typically include a number of "second chance" prizes related to the licensed property, including collectible logo bearing merchandise such as logo bearing T-shirts and caps, and other related merchandise such as posters, money clips, telephones, playing cards, film cells, stadium blankets, carryall bags, jackets, electronic games, video and music collections, watches, clocks, credit cards with prepaid credit, trips and, in the case of Harley-Davidson(R), Harley-Davidson 1200 Sportster motorcycles.

                             SUMMARY OF THE OFFERING


Securities Offered................   1,461,942  shares of our common  stock.  Of such  shares,  13,205  shares are issuable  upon the exercise of warrants and 375,000  shares are issuable  upon conversion of a convertible  subordinated  debenture,  in the principal amount of $750,000, due 2009.

Use of Proceeds...................   We will not  receive  any of the  proceeds  from the sale of the common stock.

Risk Factors......................   The  securities  offered  hereby  involve  a high  degree  of risk.  See "RISK
                                     FACTORS" on page 4.

Offering Price....................   All or part of the  shares of common  stock  offered  hereby  may be sold from time to time in amounts and on terms to be determined by the Selling Stockholders at the time of sale.

Nasdaq Trading Symbol.............   "LTRY"


                                  RISK FACTORS

         An investment in the shares of common stock offered by this prospectus is subject to many risks. We summarize some of the most serious risks below. MDI is also subject to more general risks described in the Section "Special Note Regarding Forward Looking Statements" beginning on page 14. You should read and understand all of the risk factors before making a decision to invest.

We have had losses.
------------------

         Although we had net income of $1,159,646 for the fiscal year ended May 31, 1999, we incurred a net loss of $(1,985,105) for the fiscal year ended May 31, 2000. We cannot assure you that we will operate profitably in the near future or at all.

We have a negative net worth.
-----------------------------

         We have a negative net worth of $(1,424,756) as of May 31, 2000. We cannot assure you that we will be able to operate profitably in the future or at all.

We may continue to need financing or additional equity to meet our future
-------------------------------------------------------------------------
capital requirements.
---------------------

         As of May 31, 2000, our current liabilities (including "billings in excess of costs and estimated earnings on uncompleted contracts" totaling $1,733,288) exceeded our current assets by $1,719,399 and our total liabilities exceeded our total assets by $1,424,756. We raised $1,750,000 on August 4, 1999, through the sale of Series A Convertible Preferred Stock in a private sale to an investor. We raised $750,000 from the issuance of a convertible subordinated debenture in September of 1999. In September, 2000 we raised an additional $520,000 in the form of a short term loan that matures January 31, 2001 from our President and Chief Executive Officer and from an unrelated individual. However, we will require additional financing to meet our needs. We have not determined the amount we may seek to raise or the form of this financing (i.e. debt or equity). We cannot assure you that we will obtain additional financing for future operations or capital needs on favorable terms if at all.

We may be unable to maintain or renew all our current licenses.
---------------------------------------------------------------

         Our success will be dependent upon maintaining our current licenses for the rights to use names and well known logo bearing merchandise. The terms of the current licenses are generally for 1.5 to 3 years, although they may be terminated sooner under certain circumstances. We cannot assure you that the current licenses will be renewed once they expire.

We may be unable to provide merchandise to the lotteries when needed.
---------------------------------------------------------------------

         We supply the lotteries with logo bearing merchandise related to our contracts with them. We obtain approximately 95% of this merchandise from authorized representatives of the licensor. We cannot assure you that the logo bearing merchandise will be available from such authorized representatives when needed by us to satisfy our obligations to the lotteries.

We may be unable to acquire new licenses.
-----------------------------------------

         Our success is dependent on our ability to obtain rights to use well known entertainment and other similar properties for use on lottery tickets and related merchandise. We cannot assure you that we will continue to obtain such licenses on favorable terms or at all.

We depend on customer relationships with North American lotteries.
------------------------------------------------------------------

         Many of our licensing rights are, by design, currently limited to United States, North American or worldwide lotteries. There are currently 38 United States lotteries and five additional Canadian lotteries. The extremely limited potential customer base means that if any target lottery refuses to purchase a particular promotion from us or if it only uses a promotion once, there may be a significant negative impact on our revenue and earnings. The three state lotteries that purchased promotions accounting for the highest percentage of our revenues during fiscal 2000 were New Jersey, Connecticut and Wisconsin with 19%, 15% and 14%, respectively. We cannot assure you that these lotteries will maintain the same level of promotions or that other lotteries will increase promotions beyond current levels, or enter into contracts with us at all.

We have no on-going sources of revenue.
---------------------------------------

         Our revenues are derived on a contract-by-contract basis from state lotteries. There are no regular on-going sources of revenue at the present time and we must continually create and market new promotions to our lottery customers. Lotteries frequently move start dates for promotions thereby causing gaps in our cash flow. Moreover, the useful life of a license is generally relatively short as the novelty of the game or the popularity of the licensed material wanes over time. We may depend on a particular promotion in any given year, and a decrease in sales of the promotion or the loss of the underlying license would seriously impact our revenues and earnings.

We may be adversely affected by government regulation of lotteries and gambling.
--------------------------------------------------------------------------------

         Since most lotteries are government agencies with lottery executives appointed by the state's governor or other high ranking official, opportunities or projects in progress can be slowed after an election if the incumbent governor is not reelected.

         There is a growing concern in the United States about the explosion of gaming. The creation of The National Gambling Impact Study Commission and its released report, may negatively impact state lotteries and other gaming activities and hence our business. We cannot assure you that there will not be an adverse change in the lottery laws of any jurisdiction in which we do business. In addition, we cannot predict the nature of the regulatory process in any jurisdiction that may authorize the use of instant tickets in the future. Any such regulatory process may be burdensome to us and our customers or their key personnel and could include requirements that we would be unable to satisfy.

Existing stockholders are able to exercise control over us.
-----------------------------------------------------------

         Our officers and directors beneficially own approximately 45% of our outstanding common stock and Steven M. Saferin owns approximately 39%. Our Certificate of Incorporation does not provide for cumulative voting for the Board of Directors. As a result, Steven M. Saferin and management have substantial influence over the election of a majority of our directors and the outcome of issues submitted to a vote of our stockholders.

 The loss of the services of Steven M. Saferin could harm our business.
 ----------------------------------------------------------------------

         Our success depends to a significant extent on the performance and continued service of Steven M. Saferin, an officer and director. Media Drop-In Productions, Inc. has entered into an employment agreement with Mr. Saferin which expires on August 8, 2002 or three years from the date we first file a registration statement with the SEC registering all of his shares, whichever is later. We do not carry key man insurance.

Intense competition could reduce our market share.
--------------------------------------------------

         We have traditionally acquired exclusive rights to license entertainment and other properties to the U.S. lottery industry. We have faced only one situation in which there was substantial competition in acquiring such rights and we were the successful bidder for these rights. However, there are several organizations that also design and promote lottery games and promotions based on licensed brands. One of these companies is pursuing the types of entertainment properties we have targeted. In addition, it is possible that potential licensors may design their own lottery games and seek to market them directly to the lotteries, thus bypassing us. Other potential sources of competition are the printers of instant tickets who, to improve their own competitive standing, might attempt to acquire licensing rights for various properties to offer exclusively to their lottery customers and enhance their competitive bidding for lottery printing contracts.

We do not anticipate paying any dividends.
------------------------------------------

         We have never paid any cash or other dividends on our common stock. At present, we do not anticipate paying dividends on our common stock in the foreseeable future and intend to devote any earnings to the development of our business. Investors who anticipate the need for immediate income from their investment should refrain from purchasing our common stock.

We indemnify our directors and officers against certain expenses and
--------------------------------------------------------------------
liabilities.
------------

         So far as permitted by the Delaware General Corporation Law, our Certificate of Incorporation and By-Laws provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. As a result of such provisions, stockholders may be unable to recover damages against our directors and officers for actions taken by them which constitute negligence or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing our directors, officers, employees and agents for breaches of their duty of care, even though such action, if successful, might otherwise benefit us and our stockholders.

Lotteries' desire to sell tickets over the Internet.
----------------------------------------------------

         Currently no North American lottery sells tickets over the Internet although all have web sites. There is legislation pending in Congress which, if passed as currently drafted, would outlaw Internet sales of lottery tickets. Our role as an Internet games supplier will be affected by such legislation and/or a lottery's willingness to actually offer tickets over the internet.

Future sales of common stock by our existing stockholders could adversely affect
--------------------------------------------------------------------------------
our stock price.
----------------

         The market price of our common stock could decline as a result of sales of a substantial number of shares of our common stock in the market, or the perception that such sales could occur. Such sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of October 2, 2000, we had 10,505,872 outstanding shares of common stock. Of these shares, 4,809,322 shares of common stock are freely tradable.

         As of October 2, 2000, options to purchase a total of 674,166 shares of our common stock are outstanding. Of such options, options to purchase 136,637 shares are currently exercisable. In addition, warrants to purchase a total of 931,100 shares of our common stock are outstanding and all of such warrants are exercisable. Shares issued upon the exercise of such options and warrants will be eligible for resale in the public market from time to time.

         We have filed a registration statement covering shares of our common stock reserved for issuance in connection with the conversion of our Series A Preferred Stock. All shares covered by that registration statement are freely tradable. If a large number of such shares are sold in the public market, the price of our common stock may fall.

There are certain anti-takeover effects associated with the issuance of "Blank
------------------------------------------------------------------------------
Check" preferred stock.
-----------------------

         Our Certificate of Incorporation authorizes our Board of Directors to issue up to 5,000,000 shares of "blank check" preferred stock, of which 2,027 shares has been designated Series A Preferred Stock. All of the Series A Preferred Stock has been converted into common stock. The Board of Directors, without stockholder approval, may fix all the rights of the preferred stock. The issuance of such stock could, among other results, negatively affect the voting power of the holders of common stock.

         Under certain circumstances, the issuance of the preferred stock would make it more difficult for a third party to gain control of us, discourage bids for the common stock at a premium, or otherwise adversely affect the market price of our common stock. Such provisions may discourage attempts to acquire us.

         We have no arrangement, commitment or understanding with respect to the issuance of our preferred stock, other than with respect to the Series A Preferred Stock. We cannot assure you, however, that we will not, in the future, issue additional shares of preferred stock.

The Lottery Channel is claiming that we bear all costs and expenses in
----------------------------------------------------------------------
connection with the termination of our merger transaction with them.
-------------------------------------------------------------------

         On August 25, 2000, we sent a notice of termination to The Lottery Channel, Inc. terminating the Agreement and Plan of Merger dated January 26, 2000 with them. Subsequently, by letter dated August 28, 2000, Lottery Channel responded by purporting to terminate the merger agreement due to our breach.
The letter claimed that we are responsible for all cost and expenses incurred in connection with the transaction. We dispute this assertion. It is possible that the Lottery Channel may determine to bring action against us, and if so, we intend to vigorously contest it. Notwithstanding the merits of such an action, we may incur substantial costs defending such an action.

                                   THE COMPANY

         We are a Delaware corporation originally incorporated on December 29, 1994 under the name Puff Process, Inc. Our name was changed to MDI Entertainment, Inc. and a one share for one hundred reverse stock split was effected in connection with the purchase, in August 1997, of both Media Drop-In Productions Inc., a Delaware corporation ("MDIP"), and MDI-Missouri, Inc., a Missouri corporation, in exchange for 4,800,000 shares of our common stock, and notes in the aggregate principal amount of $300,000. The acquisition was effected through reverse mergers with two of our wholly-owned subsidiaries. These transactions resulted in a change in control, with Steven Saferin holding approximately 56% of the outstanding shares of our common stock. Pre-merger holders of Puff Process, Inc. held approximately 32.1% of the outstanding shares of common stock immediately after the merger.

         We specialize in creating, marketing and implementing entertainment-based promotions to North American lotteries. Our principal business has been the scratch ticket segment of the government lottery industry, although we have run on-line entertainment-based promotions with a lotto and daily numbers type games featuring our licensed Harley-Davidson(R) logo. Our lottery promotions feature well-known brand names and entertainment properties licensed to us and designed to attract new lottery players while providing a new experience for existing lottery players.

         We developed our strategy of identifying such properties in early 1996. Prior to that time, we had developed a series of promotions that utilized popular videotapes, compact discs and audiocassettes as second chance lottery prizes. Those promotions enabled us to develop an expertise in sourcing and distributing products as second chance lottery prizes. They also enabled us to develop a reputation with lottery personnel as a reliable organization attuned to the special needs of lotteries and their players.

         We derive over ninety-five percent (95%) of our revenues from lotteries in two distinct ways. First, we will usually charge a lottery a license and royalty fee to utilize a particular licensed property as a lottery game. License fees are a fixed assessment, while royalties are a percentage of the printing cost of the tickets. Contracts for licensed properties typically include an up-front license fee and a royalty based on the manufacturing cost of tickets. Manufacturing costs of tickets usually range from $10.00 per thousand to $30.00 per thousand. Actual costs depend on the size of the ticket and the quantity printed. Ticket quantities range from about one million to as many as 60 million with an average quantity of about five million.

         Our second source of lottery revenue is the sale of logo bearing merchandise to the lottery as second-chance prizes. In merchandise-based lottery games, between 5% to 10% of a lottery's prize fund is typically used for the purchase of merchandise related to the property the lottery is utilizing. Typically, we purchase merchandise from other licensees of the property and resell the merchandise to the lottery at a price that is designed to include overhead costs, profit, shipping and handling and any marketing support we provide the lottery such as brochures, posters or other advertising assistance for which there are no separate charges.

                              SELLING STOCKHOLDERS

         The following table sets forth information concerning shares beneficially owned as of October 6, 2000. The table has been prepared based on information furnished to us by or on behalf of the selling stockholders.

         On August 4, 1999, International Capital Partners, LLP purchased 2,027 shares of our Series A Preferred Stock for $1,750,000. These shares were converted into 2,027,000 shares of our common stock, in equal installments on December 20, 1999, January 12, 2000, June 17, 2000 and September 15, 2000. These shares were registered pursuant to a Registration Rights Agreement, dated
August 4, 1999, between MDI and International Capital Partners.

         On September 21, 1999, Scientific Games Inc., a wholly-owned subsidiary of Scientific Games Holding Corp., purchased a convertible subordinated debenture, in the principal amount of $750,000, which is convertible into 375,000 shares of our common stock. At the same time, Scientific Games Inc., purchased 333,333 shares of our common stock from Steven Saferin. William G. Malloy, who was President and Chief Executive Officer of Scientific Games Holdings Corp. until its acquisition by Autotote Corporation on September 6, 2000, was appointed to our Board of Directors on October 1, 1999. Mr. Malloy is currently a director of and consultant to Autotote Corporation.

         On January 10, 2000, Steven M. Saferin, our President and Chief Executive Officer, sold 237,622 shares of our common stock to The Stamford Media Group, LLC in exchange for the remaining balance of a note from us of $316,037.90. We agreed to register these shares. Since we did not file a registration statement covering these shares by May 10, 2000, Stamford Media is entitled to receive 100,000 shares of common stock as a penalty. The shares sold by Steven Saferin to Stamford Media Group were distributed to Richard Kelly, W. Frank Dell, David Fishman and Joseph Annechino.

         On September 8, 2000, we entered into a loan agreement with Robert Sparacino in which he loaned Media Drop-In, Inc., our wholly owned subsidiary, $260,000. He received a note, due January 31, 2001, bearing interest at a fixed rate of 15% per annum. The note is secured by a security interest in all of Media Drop-In's assets and the note is guaranteed by us. In connection with the loan transaction, Mr. Sparacino and his designees received warrants to purchase an aggregate of 13,205 shares of our common stock at an exercise price of $3.938 per share.

         Any or all of the shares listed below may be offered for sale by the selling stockholders from time to time and, therefore, no estimate can be given as to the number of shares that will be held by the selling stockholders upon termination of this offering. Except as otherwise indicated, the selling stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


                                                                                       BENEFICIAL OWNERSHIP

STOCKHOLDER                                                       OFFERED         PRIOR TO SALE     AFTER SALE(1)
-----------                                                       -------         -------------     ----------

International Capital Partners, LLP                                836,115 (2)       836,115             0
Scientific Games Inc.                                              375,000 (3)       708,333       333,333
Robert R. Sparacino                                                  3,302 (4)         3,302             0
Jack R. Sparacino                                                    3,301 (4)         3,301             0
Michael P. Sparacino                                                 3,301 (4)         3,301             0
Paul A. Sparacino                                                    3,301 (4)         3,301             0
Richard Kelly                                                      158,168           158,168             0
W. Frank Dell                                                       36,831            36,831             0
David Fishman                                                       24,356            28,356         4,000
Joseph Annechino                                                    18,267            18,267             0


 (1) Assumes all of the shares offered for sale on behalf of the selling stockholders are sold.
 (2) Includes 792,965 shares of common stock that were issued upon conversion of the Series A Preferred Stock.
 (3) Represents shares of common stock issuable upon conversion of the outstanding principal amount of a convertible subordinated debenture.
 (4)     Represents shares of common stock issuable upon exercise of warrants.


                                 USE OF PROCEEDS

         We will not receive any proceeds from any sale by the selling stockholders of their shares. We will, however, receive the exercise price from the exercise of any warrants held by the selling stockholders. We have no way of determining when the selling stockholders will exercise any of these warrants. Accordingly, the proceeds from the exercise of these warrants have not been allocated for any particular purpose.

                              PLAN OF DISTRIBUTION

         The shares offered hereby may be offered and sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on the Nasdaq SmallCap Market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The methods by which the shares may be sold may include, but not be limited to, the following: a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker or dealer as principal and resale by such broker or dealer for its account; an exchange distribution in accordance with the rules of such exchange; ordinary brokerage transactions and transactions in which the broker solicits purchasers; privately negotiated transactions; short sales; and a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the selling stockholders may receive commissions or discounts from the selling stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. In effecting sales, brokers and dealers engaged by selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated (and, if such broker-dealer acts as an agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholders, to purchase as principal any unsold shares at the price required to fufill the broker-dealer commitment to such selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of the sale, at prices related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. The selling stockholders may also sell such shares in accordance with Rule 144 under the Securities Act.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to such shares for a period of one or five business days prior to the commencement of such distribution. In addition to, and without limiting, the foregoing, each of the selling stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders or any such other person. All of the foregoing may affect the marketability of the shares.

         We have entered into a registration rights agreement with the holders of the Series A Preferred Stock. Under such agreement, we have agreed to maintain the effectiveness of the registration of the shares underlying the preferred stock until the earliest of (i) the date that is one year after the closing date when the preferred stock was issued, (ii) the date when such holders may sell shares of common stock issuable upon conversion of, or in connection with, the Series A Preferred Stock under Rule 144 or (iii) the date that the holders no longer own shares of common stock issuable upon conversion of, or in connection with, the Series A Preferred Stock. We have also agreed to bear all reasonable expenses relating to the registration of the shares, including the fees and expenses of one counsel to the holders of the Series A Preferred Stock.

         The registration rights agreement also provides that we will indemnify and hold harmless the holders of the Series A Preferred Stock, any directors or officers of such holders or any person who controls such holders against any losses, claims, damages, liabilities or expenses (joint or several) that arise out of or are based upon certain statements, omissions or violations of this registration statement, unless any of the foregoing arise out of information furnished in writing to MDI by such persons. In such case, such persons shall indemnify MDI, its officers, directors and agents against any claims arising out of or based upon such furnished information To the extent any indemnification is prohibited or limited by law, the indemnifying party has agreed to make the maximum contribution with respect to any amounts for which it would otherwise be liable, subject to certain exceptions.

         We have also granted piggy-back registration rights to the holders of certain warrants, the underlying shares of which are being offered hereby. The warrants provide that we will indemnify and hold harmless the holders of such warrants, any directors, officers, stockholders or partners of such holders, any person who controls such holders and each underwriter against all claims, losses, damages or liabilities (including reasonable legal fees and expenses) that arise out of or are based upon certain statements, omissions or violations of this registration statement, unless any of the foregoing arise out of information furnished to MDI by such persons. In such case, such persons shall indemnify MDI, its officers, directors, legal counsel and independent accountant against all claims, losses, damages and liabilities (including legal fees and expenses) arising out of or based upon such furnished information. We have agreed to indemnify the holders of our subordinated convertible debenture on similar terms.

         The selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. We cannot assure you that the selling stockholders will sell any or all of the shares offered hereby.

         Any commissions paid or any discounts or concessions allowed to any broker, dealer, underwriter, agent or market maker and, if any such broker, dealer, underwriter, agent or market maker purchases any of the shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting commissions or discounts under the Securities Act.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         Our Certificate of Incorporation includes provisions which eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty, except for (i) liability for breaches of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payment of dividends or unlawful stock purchases or redemption by us, or (iv) for any transaction from which the director derived an improper personal benefit. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent with this section, our Certificate of Incorporation provides that we will indemnify any person to the fullest extent permitted by law with respect to certain liabilities and expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director, officer, employee or agent of us.

         We are also obligated to pay the expenses of the directors and officers incurred in defending such proceedings, subject to reimbursement if it is subsequently determined that such person is not entitled to indemnification. We have a liability insurance policy in effect for our officers and directors. Such insurance, in certain instances, insures our directors and officers against liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In addition, MDI generallly has agreed to indemnify the selling stockholders, and any of their respective affiliates, directors, officers, and controlling persons, against certain liabilities in connection with the offering of the shares pursuant to this prospectus, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

         The validity of the shares under applicable state law has been passed upon for us by Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., New York, New York 10017.

                                     EXPERTS

         The financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect therto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's regional offices in New York City and Chicago. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically (http://www.sec.gov). You also may inspect reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference and make a part of this prospectus the following:

         (1)      Annual Report on Form 10-KSB for the fiscal year ended May 31,
                  2000;

         (2)      Current Report on Form 8-K filed September 12, 2000; and

         (3) the description of our common stock contained in our Registration Statement on Form 10-SB (File No. 0-24919) filed with the SEC on September 28, 1998, as amended on February 1, 1999.

         Each document we filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering made hereby is also incorporated by reference into this prospectus from the filing date of filing of such document.

         If any statement in any document incorporated by reference is inconsistent with this prospectus, the statement in the latest document supersedes the earlier statement. You should not rely on any statement that has been superseded.

         We will provide upon request a free copy of the documents that are incorporated by reference in the prospectus. Requests for such information should be directed to: MDI Entertainment, Inc., 201 Ann Street, Hartford, Connecticut 06103, Attention: Kenneth M. Przysiecki. Our telephone number is
(860) 527-5359.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Certain statements included or incorporated by reference into this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and include statements made in press releases and oral statements made by our officers, directors or employees acting on our behalf. All such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, market demand for our products, successful implementation of our products, competitive factors, the ability to manage our growth, the ability to recruit additional personnel and other factors referenced in this prospectus and in our filings with the Securities and Exchange Commission. In addition to statements which explicitly describe such risks and uncertainties, you are urged to consider statements labeled with the terms "believes," "belief," "expects," "plans," "anticipates" or "intends," to be uncertain and forward-looking.

No dealer,  salesman,  or any other
person has been  authorized to give
any  information  or  to  make  any
representation   not  contained  in
this  prospectus in connection with
the offering  made hereby,  and, if              1,461,942 SHARES
given or made, such  information or
representation  must not be  relied
upon as having been  authorized  by
us.   This   prospectus   does  not          MDI ENTERTAINMENT, INC.
constitute  an offer to sell,  or a
solicitation  of an  offer  to buy,                ___________
any  of  the   securities   offered
hereby in any  jurisdiction  to any
person  to whom it is  unlawful  to
make such an offer or  solicitation                COMMON STOCK
in such  jurisdiction.  Neither the
delivery of this prospectus nor any
sale made hereunder shall under any
circumstances       create      any
implication  that there has been no
change  in our  affairs  since  the
date hereof or that the information
contained  herein is  correct as of
any time subsequent to the dates as
of  which   such   information   is
furnished.

       -------------------                        _____________

           TABLE OF CONTENTS                       PROSPECTUS
                                                  _____________
                               Page

Prospectus Summary...............2
Risk Factors.....................4
The Company......................8              __________, 2000
Selling Stockholders.............9
Use of Proceeds.................10
Plan of Distribution............11
Limitation of Liability and
   Indemnification..............12
Legal Matters...................13
Experts.........................13
Where You Can Find More
   Information................. 13
Special Note Regarding Forward
   Looking Statements...........14

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered hereby (items marked with an asterisk (*) represent estimated expenses):





        SEC Registration Fee...............................................................    $ 1,254
        Legal Fees and Expenses............................................................    $10,000*
        Accounting Fees and Expenses.......................................................    $ 5,000*
        Miscellaneous......................................................................    $     0*
                                                                                               --------
        Total..............................................................................    $16,254*



* Estimate

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which a director or officer acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action, had reasonable cause to believe the conduct was lawful.

         Our Certificate of Incorporation includes the following language:

         SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payment of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

         EIGHTH:

         1. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of paragraph (2) of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         3. To the extent that a present and former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (1) and (2) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Any indemnification under paragraphs (1) and (2) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
                  (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or
                  (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
                  (iv) by the stockholders.

         5. Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents shall be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

         6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses shall be entitled under any by-law, agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law.

         8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         9. Each person who serves as a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise while this Article EIGHTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article EIGHTH, and neither the amendment or repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, shall apply to or have any effect on the indemnification of such director, officer, employee or agent occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

         MDI has a liability insurance policy in effect for officers and directors. Such insurance, in certain instances, insures our directors and officers against liabilities arising under the Securities Act, including liabilities arising out of the offering made by this registration statement.

ITEM 16. EXHIBITS

(a) The following exhibits are filed herewith:


   Exhibit No.                       Description
       3.1         Certificate of Incorporation of MDI Entertainment, Inc.
                   (f/k/a Puff Process Inc.) dated December 29, 1994, as
                   amended.(2)
       3.2         Certificate of Amendment to the Certificate of Incorporation
                   of MDI Entertainment, Inc. dated dated February 28, 1999.(3)
       3.3         Amended and Restated By-Laws of MDI Entertainment, Inc. dated
                   April 27, 1999.(5)
       3.4         Certificate of Designations, Preferences and Rights of Series
                   A Preferred Stock, dated August 4, 1999.(4)
       4.1         Registration Rights Agreement dated August 8, 1997, between
                   MDI Entertainment Inc., Steven M. Saferin and Agostino T.
                   Galluzzo.(1)
       4.2         1998 Stock Option and Award Plan, dated September 22, 1998.(1)
       4.3         Registration Statement dated August 4, 1999 between MDI
                   Entertainment, Inc. and International Capital Partners, LLC.(4)
       4.4         Stock Purchase Agreement dated August 4, 1999 between MDI
                   Entertainment, Inc. and International Capital Partners, LLC.(4)
       4.5         Convertible Subordinated Debenture Purchase Agreement, dated
                   September 21, 1999, between MDI Entertainment, Inc. and
                   Scientific Games Inc.(6)
       4.6         Convertible Subordinated Debenture, dated September 21, 1999, between MDI Entertainment, Inc. and Scientific Games Inc.(6)
       4.7         Stockholders' Agreement dated as of January 26, 2000 between
                   MDI Entertainment, Inc., MDI Acquisition, Inc. and certain parties listed therein (7)
       4.8         Stockholders' Agreement dated January 26, 2000 between The
                   Lottery Channel, Inc. and certain parties listed therein. (7)
       4.9         Letter Agreement dated January 26, 2000 between Steven M.
                   Saferin and MDI Entertainment, Inc. (7)
       4.10        Letter Agreement dated January 26, 2000 between Roger W. Ach,
                   II and MDI Entertainment, Inc. (7)
        5          Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                   P.C.(8)
       23.1        Consent of Arthur Andersen LLP (8)
       23.2        Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                   (contained in the opinion filed as Exhibit 5)(8)
        24         Power of Attorney (included on the signature pages hereto)
        27         Financial Data Schedule.(5)

----------------------------

(1) Incorporated by reference from the Company's Form 10-SB, filed September 28, 1998.
(2) Incorporated by reference from the Company's Amendment No. 1 to the Form 10-SB, filed February 1, 1999.
(3)      Incorporated by reference from the Company's Form 10-QSB filed April
         14, 1999.
(4)      Incorporated by reference from the Company's Form 8-K filed August 12,
         1999.
(5) Incorporated by reference from the Company's Form 10-KSB filed September 11, 2000.

(6)      Incorporated by reference from the Company's Form 8-K filed October 4,
         1999.
(7)      Incorporated by reference from the Company's Form 8-K filed February 7,
         2000.
(8)      Filed herewith.



ITEM 17. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No.1 to Registration Statement on Form SB-2 and Registration Statement on Form S-3 ("Registration Statement") and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, October 2, 2000.

                                                  MDI ENTERTAINMENT, INC.

                                            By:     /s/ Steven M. Saferin
                                                  _____________________________
                                                       Steven M. Saferin
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Saferin, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         In accordance with to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


                NAME                                  TITLE                                    DATE
   /s/  Steven M. Saferin            President, Chief Executive Officer and              October 2, 2000
----------------------------------   Director
Steven M. Saferin                    (Principal Executive Officer)


   /s/ Kenneth M. Przysiecki         Chief Financial Officer, Secretary and              October 2, 2000
-----------------------------        Director
Kenneth M. Przysiecki                (Principal Financial Officer)

   /s/ Robert J. Wussler             Director                                            September 28, 2000
----------------------------------
Robert J. Wussler

   /s/  Todd P. Leavitt              Director                                            September 29, 2000
--------------------------------
Todd P. Leavitt

   /s/ S. David Fineman              Director                                            October 2, 2000
----------------------------------
S. David Leavitt

   /s/ William G. Malloy             Director                                            October 4, 2000
----------------------------------
William G. Malloy

                                INDEX TO EXHIBITS

   Exhibit No.                        Description
       3.1         Certificate of Incorporation of MDI Entertainment, Inc.
                   (f/k/a Puff Process Inc.) dated December 29, 1994, as
                   amended.(2)
       3.2         Certificate of Amendment to the Certificate of Incorporation
                   of MDI Entertainment, Inc. dated dated February 28, 1999.(3)
       3.3         Amended and Restated By-Laws of MDI Entertainment, Inc. dated
                   April 27, 1999.(5)
       3.4         Certificate of Designations, Preferences and Rights of Series
                   A Preferred Stock, dated August 4, 1999.(4)
       4.1         Registration Rights Agreement dated August 8, 1997, between
                   MDI Entertainment Inc., Steven M. Saferin and Agostino T.
                   Galluzzo.(1)
       4.2         1998 Stock Option and Award Plan, dated September 22, 1998.(1)
       4.3         Registration Statement dated August 4, 1999 between MDI
                   Entertainment, Inc. and International Capital Partners, LLC.(4)
       4.4         Stock Purchase Agreement dated August 4, 1999 between MDI
                   Entertainment, Inc. and International Capital Partners, LLC.(4)
       4.5         Convertible Subordinated Debenture Purchase Agreement, dated
                   September 21, 1999, between MDI Entertainment, Inc. and
                   Scientific Games Inc.(6)
       4.6         Convertible Subordinated Debenture, dated September 21, 1999, between MDI Entertainment, Inc. and Scientific Games Inc.(6)
       4.7         Stockholders' Agreement dated as of January 26, 2000 between
                   MDI Entertainment, Inc., MDI Acquisition, Inc. and certain parties listed therein (7)
       4.8         Stockholders' Agreement dated January 26, 2000 between The
                   Lottery Channel, Inc. and certain parties listed therein. (7)
       4.9         Letter Agreement dated January 26, 2000 between Steven M.
                   Saferin and MDI Entertainment, Inc. (7)
       4.10        Letter Agreement dated January 26, 2000 between Roger W. Ach,
                   II and MDI Entertainment, Inc. (7)
        5          Opinion of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky
                   and Popeo, P.C.(8)
       23.1        Consent of Arthur Andersen LLP (8)
       23.2        Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                   (contained in the opinion filed as Exhibit 5)(8)
        24         Power of Attorney (included on the signature pages hereto)
        27         Financial Data Schedule.(5)

----------------------------

(1) Incorporated by reference from the Company's Form 10-SB, filed September 28, 1998.
(2) Incorporated by reference from the Company's Amendment No. 1 to the Form 10-SB, filed February 1, 1999.
(3)      Incorporated by reference from the Company's Form 10-QSB filed April
         14, 1999.
(4)      Incorporated by reference from the Company's Form 8-K filed August 12,
         1999.
(5) Incorporated by reference from the Company's Form 10-KSB filed September 11, 2000.
(6)      Incorporated by reference from the Company's Form 8-K filed October 4,
         1999.
(7)      Incorporated by reference from the Company's Form 8-K filed February 7,
         2000.
(8)      Filed herewith.